SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 6, 2004

                        Commission File Number: 000-49620

                                 Cobalis Corp.
                                 -------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               91-1868007
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

2445 McCabe Way, Suite 150, Irvine, CA 92614                              90035
--------------------------------------------                              -----
(Address of principal executive offices)                             (Zip Code)


                                 (949) 757-0001
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                BioGentech Corp.
                   (Former name, if changed since last report)




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ITEM 5. OTHER EVENTS

Name Change. On July 6, 2004, the Registrant changed its name from Biogentech Corp. to Cobalis Corp. The name change became effective with the filing of a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State. The Registrant's purpose in changing its name was to comply with a settlement terms of a tradename dispute with Biogen Idec MA Inc. previously disclosed.

The name change was approved on May 27, 2004, by unanimous approval of the Registrant's Board of Directors. In addition, shareholders holding a majority of the Registrant's outstanding common stock approved those actions by written consent in lieu of a meeting on May 27, 2004, in accordance with the relevant sections of the Nevada Revised Statutes.

Change of Symbol and CUSIP Number. Concurrent with these changes, the Registrant has a new symbol and CUSIP Number. The Registrant's symbol changed from "BGTH" to "CBSC," and its CUSIP Number has changed from 09063N 10 4 to 19074Y 10 6.


INDEX TO EXHIBITS

3.1.1     Certificate of Amendment to Articles of Incorporation


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              Cobalis Corp.

July 7, 2004                         By:      /s/ Chaslav Radovich
                                              --------------------------------
                                              Chaslav Radovich, President